UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2023

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 South Syracuse Street, Suite 800

Denver, CO 80237

(Address of principal executive offices) (Zip Code)

(720) 428-5050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	PEAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 17, 2023, Healthpeak Properties, Inc., a Maryland corporation (the “Company”), completed its underwritten offering (the “Offering”) of $400,000,000 aggregate principal amount of the Company’s 5.250% Senior Notes due 2032 (the “Notes”). The estimated net proceeds from the Offering, after deducting the underwriting discount and estimated fees and expenses payable by the Company, are expected to be approximately $395.4 million. The Company intends to use the net proceeds from the Offering to repay a portion of the Company’s outstanding commercial paper and for general corporate purposes, which may include repaying or repurchasing other indebtedness, working capital, acquisitions, development activities and capital expenditures.

The Notes are governed by the terms of the Indenture, dated November 19, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 19, 2012, as supplemented by the Thirteenth Supplemental Indenture, dated as of January 17, 2023 (the “Supplemental Indenture”), between the Company and the Trustee, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The Notes will mature on December 15, 2032, and the Company will pay interest on the Notes semi-annually in arrears on June 15 and December 15, beginning on June 15, 2023. The Notes will be the Company’s senior unsecured obligations and will be equal in right of payment with all of the Company’s existing and future senior indebtedness. The Notes will be effectively junior to all existing and future secured indebtedness to the extent of the collateral securing that indebtedness and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

Prior to September 15, 2032 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus 30 basis points less (b) interest accrued to, but excluding, the date of redemption; and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (333-256055), filed with the Commission on May 13, 2021. The description of the Base Indenture, the Supplemental Indenture and the Notes are summaries and are qualified in their entirety by the terms of the Base Indenture, the Supplemental Indenture and the form of the 2032 Notes. Copies of the Supplemental Indenture and the form of the Notes are filed as exhibits hereto, and a copy of the Base Indenture has been previously filed, and each is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits. The following exhibits are being filed herewith:

No.	Description
4.1	Thirteenth Supplemental Indenture, dated as of January 17, 2023, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Form of 5.250% Senior Notes due 2032 (included in Exhibit 4.1)
5.1	Opinion of Ballard Spahr LLP
5.2	Opinion of Latham & Watkins LLP
8.1	Opinion of Latham & Watkins LLP regarding tax matters
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2)
23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHPEAK PROPERTIES, INC.
(Registrant)

Date: January 17, 2023	By:	/s/ Peter A. Scott
	Name:	Peter A. Scott
	Title:	Chief Financial Officer